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FOR IMMEDIATE RELEASE

Bohai Pharmaceuticals Makes Important Acquisition of
Rapidly Growing TCM Company in China

All Cash Acquisition of Yantai Tianzheng Significantly Expands Bohai’s Presence in the Chinese TCM Market by Adding Complimentary Products, Manufacturing and Sales Capabilities

New York and Yantai, Shandong Province, China—August 10, 2011 Bohai Pharmaceuticals Group, Inc. (OTCBB/OTCQB:BOPH), today announced that it has consummated a significant acquisition of a complementary Traditional Chinese Medicine (TCM) company in China, Yantai Tianzheng Pharmaceutical Co., Ltd.  Like Bohai, Yantai Tianzheng produces, manufactures and distributes modernized herbal medicines based on TCM in China.

Based in Yantai City (where Bohai is also located), Yantai Tianzheng achieved audited revenue of $37.9 million and net income of $6.3 million in its fiscal year ended December 31, 2010.  For the three months ended March 31, 2011, Yantai Tianzheng achieved unaudited revenue of $11.3 million, an increase of 67% over the same period last year, and net income of $1.9 million, a 56% increase over the three months ended March 31, 2010.  As of March 31, 2011, Yantai Tianzheng had working capital of $2.1 million and net tangible assets of $5.9 million.  In terms of relative size, the acquisition represents a significant add-on to Bohai’s existing TCM business, which achieved unaudited net sales of $74.5 million and net income of $14.0 million for the trailing twelve months ended March 31, 2011.

Under the terms of a share purchase agreement, Bohai will acquire 100% of the outstanding shares of Yantai Tianzheng from its three shareholders for $35 million in an all cash transaction consisting of four installment payments over 18 months. Notwithstanding the installment payment structure, Bohai will obtain full ownership of Yantai Tianzheng immediately, with an effective transaction date of July 1, 2011. Mr. Jangbo Chi, Yantai Tianzheng’s majority owner and CEO, will remain with Bohai to oversee the Yantai Tianzheng business. Bohai expects to fund this acquisition from cash on hand, future cash flow and from third party debt and/or equity sources. Additional details of the transaction will be available in Bohai’s Form 8-K to be filed with the Securities and Exchange Commission, which will be available at www.bohaipharmaceutical.com or www.sec.gov.

Mr. Hongwei Qu, Chairman, President and CEO of Bohai Pharmaceuticals, stated, “The acquisition of Yantai Tianzheng marks a major milestone for Bohai.  The acquisition expands our product lines and should allow us to leverage our respective sales and distribution channels by introducing new products. Yantai Tianzheng’s current sales network spans over 14 major provinces as well as over 14 Tier 2 and Tier 3 cities, with products sold in over 1,100 hospitals across China.  In addition, Yantai Tianzheng brings excess manufacturing capacity which meets GMP standards and will allow us to further expand our production.  We plan to consolidate and integrate the two companies’ operations, which creates the potential for significant improvement in the operating efficiency of the combined companies.  Most importantly, Yantai Tianzheng brings a very attractive lineup of SFDA approved, exclusive and/or protected TCM medicines to Bohai’s product line.  In addition, Yantai Tianzheng’s lead products qualify for reimbursement under China’s national health insurance system, which we believe offers a competitive advantage.”

“In 2010, Yantai Tianzheng generated $37.9 million in revenue, a 60.5% increase from 2009.  In addition, Yantai Tianzheng generated over $9.0 million of EBITDA and $6.3 million of net income in 2010.  We are acquiring Yantai Tianzheng in an all cash transaction, which will avoid dilution to our shareholders” continued Mr. Qu.  “Yantai Tianzheng brings a very strong management team and we welcome them to Bohai.  We are encouraged by the outlook for the business and believe this acquisition will further establish our leadership within China’s rapidly growing TCM marketplace.”

Mr. Jiangbo Chi, CEO of Yantai Tianzheng, commented, “We are excited to combine our operations with Bohai.  Bohai is a proven leader in the TCM marketplace in China, with a strong brand reputation, established distribution channels and first-class manufacturing.  We believe that Yantai Tianzheng’s TCM products complement those currently produced and distributed by Bohai and we look forward to leveraging our combined products and expertise.  Revenues from our two lead products, Fangfengtongsheng Granule and Zhengxintai Capsule, have grown rapidly, and we expect these trends to continue as both of these products have been granted protected or exclusive status, are recognized on China’s Essential Drug List or NDRL list, and now qualify for reimbursement under China’s national health insurance system.”

Yantai Tianzheng markets five primary products: Fangfengtongsheng Granule; Zhengxintai Capsule; Maitong Granule; Bezoar Antipyrotic Tablet; and Sanqi Shang Tablets. The company’s Fangfengtongsheng Granule, which accounted for 59% of sales in 2010, is a prescription product on China’s Essential Drug List and qualifies for reimbursement under China’s national health insurance system. Fangfengtongsheng Granule is used to treat fever, headache, constipation, measles and eczema. Zhengxintai Capsule, which accounted for 33% of sales in 2010, is a prescription product on China’s National Drug Reimbursement List (NDRL) and also qualifies for reimbursement under China’s national health insurance system. Zhengxintai Capsule is used to improve kidney function and treat coronary artery disease and angina.

Yantai Tianzheng has annual production capacity of 400 million tablets, 300 million capsules and 250 million bags of granules respectively, which adds to Bohai’s current capacity of 1,350 million tablets, 370 million capsules, and 30 million bags of granules and other product categories.

Bohai and Yantai Tianzheng have collaborated in the past.  In 2008, Bohai granted Yantai Tianzheng a non-exclusive license to market and sell Yantai Tianzheng’s products under the Bohai brand and trademark for five years.  No other relationship existed between the two companies prior to the acquisition.

About Bohai Pharmaceuticals Group

Bohai Pharmaceuticals Group, Inc. (OTCBB/OTCQB: BOPH) is engaged in the production, manufacturing and distribution of modernized herbal pharmaceuticals based on Traditional Chinese Medicine in China.  Bohai's medicines address common health problems such as rheumatoid arthritis, viral infections, gynecological diseases, cardio vascular issues and respiratory diseases.  Bohai's products are sold either by prescription through hospitals or over-the-counter through local pharmacies and retail drug store chains.  Bohai has over 650 employees, including over 330 sales representatives, operating from 21 offices throughout China.  Bohai's three lead products, Tongbi Capsules, Tongbi Tablets and Lung Nourishing Syrup, are eligible for reimbursement under China's national health insurance system.

For more information, please visit the Company’s website at www.bohaipharmaceutical.com.

Additional Information Relating to Bohai’s Trading Data

Due to certain recent disruptions in the marketplace relating to quotations on the OTC Bulletin Board operated by FINRA (OTCBB), incomplete trading data may exist for certain companies like Bohai.  Real-time trading data for Bohai on the OTCQB market is available through the below link.  Readers are advised that OTCQB market is operated by the owner of otcmarkets.com, and Bohai Pharmaceuticals Group, Inc. makes no representation or warranty regarding the OTCQB market.

For real-time trading data for Bohai on the OTCQB market, including Level 2 quotes, please visit: www.otcmarkets.com/stock/boph/quote.

Cautionary Note Regarding Forward-Looking Statements

This press release and the statements of representatives of our officers, directors, employees and representatives related thereto or in the conference call referred to herein contain or may contain forward-looking statements which are based upon the current beliefs and expectations of our management. Such statements contained in this release are based on management's exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words "guidance," "projects," "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "ultimately" and words of similar import, are intended to identify any forward-looking statements. The information contained in the forward looking statements is inherently uncertain, and our actual results may differ materially due to a number of factors, many of which are beyond our ability to predict or control, including, among others: (i) our ability to effectively consolidate Yantai Tianzheng’s business into our own and manage the combined business going forward; (ii) changes in the level of consumer spending or preferences or demand for our products; (iii) pressures from competition; (iv) our ability to hire and retain key personnel and our relationship with our employees; (v) the performance of our distributors and other key vendors; (vi) effectively carrying out and managing our growth strategies; (vii) failure to maintain the value and image of our brand and protect our intellectual property rights; (viii) seasonality; (ix) costs of materials and labor; (x) sales, manufacturing, supply or distribution difficulties or disruptions; (xi) compliance with or changes in Chinese, U.S. or international laws and regulations; (xii) costs as a result of operating as a public company; (xiii) material weaknesses in internal controls; (xiv) interest rate and foreign currency risks; (xv) our ability to maintain our land use and drug manufacturing rights in China; (xvi) general economic and industry conditions in China and internationally, and other risks as more fully detailed in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating our forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances unless as required by applicable laws or regulations.

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